Exhibit 10.12

                                   ASSIGNMENT

                  WHEREAS, I, Robert M. Cezar, a citizen of the United States, having an address of 1003 Acorn Drive, Arroyo Grande, California 93420 (hereinafter referred to as the "ASSIGNOR"), have invented certain new and useful improvements in the technology known as Virtual Object State Explication (hereinafter, the "Intellectual Property"), for which an application for Letters Patent of the United States will be filed in the name of ASSIGNEE; and

                  WHEREAS, AmeriCom USA, Inc., a corporation formed and existing under the laws of the State of Delaware, having an office and principal place of business at 5900 Hollis Street, R-1, Emeryville, California 94608 (hereinafter referred to as the "ASSIGNEE"), is desirous of obtaining the entire right, title and interest in, to and under the Intellectual Property and the application;

                  NOW, THEREFORE, in consideration of royalty payments as set forth in attached Schedule A, and other good and valuable consideration paid by ASSIGNEE to ASSIGNOR, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto ASSIGNEE, its successors, legal representatives and assigns, the entire right, title and interest in, to and under the Intellectual Property, including, but not limited to, the right to develop, produce, promote and otherwise exploit commercial embodiments of the Intellectual Property as ASSIGNEE deems appropriate in its business judgment, and the application and all divisions, renewals, substitutes and continuations thereof, and all Letters Patent of the United States that may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent and any legal equivalent thereof, including the right to claim priority, that have been or may hereafter be filed for the Intellectual Property in any country or countries foreign to the United States, and all Letters Patent and any legal equivalent thereof that may be granted for the Intellectual Property in any country or countries foreign to the United States and all extensions, renewals and reissues thereof, the same to be held and enjoyed by ASSIGNEE for its own use and benefit and for the use and benefit of its successors, assigns or other legal representatives fully and entirely as if the same would have been held and enjoyed by ASSIGNOR if this Assignment had not been made, to the end of the term or terms for which any Letters Patent and any legal equivalent thereof may be granted;

                  AND ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to record this Assignment, and to issue all Letters Patent for the Intellectual Property to ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument;

                  AND ASSIGNOR HEREBY covenants that ASSIGNOR has the full right to convey the entire interest herein assigned without conflict with the rights of others, and that ASSIGNOR has not executed, and will not execute, any agreement, assignment, sale or encumbrance in conflict herewith;

                  AND ASSIGNOR HEREBY further covenants and agrees that ASSIGNOR will communicate to ASSIGNEE, its successors, legal representatives and assigns, any facts known to ASSIGNOR respecting the Intellectual Property, and will testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for the Intellectual Property in all countries.

                  IN TESTIMONY WHEREOF, ASSIGNOR has caused this Assignment to be executed effective as of the 28th day of June, 2000.

                                               ROBERT M. CEZAR


                                               /s/ Robert Cezar
                                               ------------------------------

                                   SCHEDULE A

                                Royalty Payments


ASSIGNEE will pay ASSIGNOR a royalty of twenty percent (20%) of Net Proceeds. "Net Sales" means the total consideration, in any form, received by ASSIGNEE in connection with the sale, lease or other disposition of products embodying the Intellectual Property to an independent third party, less (i) returns, rebates and allowances (actually paid or allowed), and (ii) freight, shipping, and sales and other taxes. Such royalties shall be paid within 45 days following the end of each fiscal quarter of ASSIGNEE.